Exhibit 23.1

[Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

eAcceleration Corp.

Poulsbo, Washington

We hereby consent to the incorporation by reference in the registration statement on Forms S-8 (No. 333-85444), of our report dated March 1, 2005, relating to the consolidated financial statements of eAcceleration Corp. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Peterson Sullivan PLLC

March 1, 2005

Seattle, Washington